UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2019

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01     Other Events.

In May 2018, Portland General Electric Company (PGE or the Company) issued a Renewable Request for Proposals (RFP) seeking to procure approximately 100 average megawatts (MWa) of qualifying renewable resources.

With the oversight of an independent evaluator selected by the Public Utility Commission of Oregon (OPUC) to help conduct the RFP and review bids to ensure a fair and transparent process, the Company determined a Final Shortlist of proposals. PGE submitted a benchmark project into the RFP process that included a wind resource that would qualify for federal production tax credits. The benchmark project was considered along with other renewable resource proposals and was among the bids included in the Final Shortlist.

The proposals provided various combinations of wind, solar, and battery storage options that included power purchase agreements (PPAs) along with up to 100 MW of Company-owned wind resources.

As a result of negotiations with the bidders, PGE and NextEra Energy Resources, LLC, a subsidiary of NextEra Energy, Inc. have announced plans to construct a new energy facility in eastern Oregon combining 300 megawatts (MW) of wind generation with 50 MW of solar generation and 30 MW of battery storage.

The new project, called the Wheatridge Renewable Energy Facility, will consist of 120 wind turbines manufactured by GE Renewable Energy, Inc. PGE will own 100 MW of the wind resource with an investment of approximately $160 million. Subsidiaries of NextEra Energy Resources, LLC plan to build and operate the facility and will own the balance of wind resource, along with the solar and battery components, and sell their portion of the output to PGE under 30-year PPAs.

The wind component of the facility is expected to be operational by December 2020 and qualify for federal production tax credits at the 100 percent level. Construction of the solar and battery components is planned for 2021 and is expected to qualify for federal investment tax credits. These tax credits will help reduce the cost of the project and thus reduce costs to PGE’s customers.

The agreements signed by PGE and subsidiaries of NextEra Energy Resources, LLC will be subject to prudency review on customers’ behalf by the OPUC. The agreements are also subject to approval by senior management of NextEra Energy, Inc., which is anticipated in March 2019.

Additional information regarding the RFP (OPUC Docket UM 1934) is available on the OPUC website at www.oregon.gov/puc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	February 12, 2019	By:	/s/ James F. Lobdell
James F. Lobdell
Senior Vice President of Finance, Chief Financial Officer and Treasurer